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                  AMB NONQUALIFIED DEFERRED COMPENSATION PLAN



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                                      AMB
                    NONQUALIFIED DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

ARTICLE 1.....................................................................1

   DEFINITIONS................................................................1
     1.1 Definitions..........................................................1
     1.2 Terms................................................................4

ARTICLE II....................................................................4

  PURPOSE.....................................................................4
     2.1 Purpose..............................................................4

ARTICLE III...................................................................5

  PARTICIPATION...............................................................5
     3.1 Commencement of Participation........................................5
     3.2 Continuation of Participation........................................5

ARTICLE IV....................................................................5

  CONTRIBUTIONS...............................................................5
     4.1 Compensation Deferrals...............................................5
     4.2 Matching Contributions...............................................6
     4.3 Company Contribution.................................................6
     4.4 Time and Form of Contributions.......................................6

ARTICLE V.....................................................................7

  VESTING.....................................................................7
     5.1 Vesting..............................................................7

ARTICLE VI....................................................................8

  ACCOUNTS....................................................................8
     6.1 Accounts.............................................................8
     6.2 Benchmark Investment Elections.......................................8
     6.3 Forfeitures..........................................................8

ARTICLE VII...................................................................9

  DISTRIBUTIONS...............................................................9
     7.1 Distribution Election................................................9


                                                                               i


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
    7.2    Payment Options...................................................  9
    7.3    Commencement of Payment........................................... 10
    7.4    Effect of Early Distribution...................................... 11
    7.5    Changes Affecting an Education Account............................ 11

ARTICLE VIII................................................................. 11

  BENEFICIARIES.............................................................. 11
    8.1    Beneficiaries..................................................... 11
    8.2    Lost Beneficiary.................................................. 12
    8.3    Individuals Designated in Connection with Education Accounts...... 12
    8.4    Enforceability of Beneficiary Designations........................ 12

ARTICLE IX................................................................... 12

  FUNDING.................................................................... 12
    9.1    Prohibition Against Funding....................................... 12
    9.2    Deposits in Trust................................................. 13
    9.3    Withholding of Employee Contributions............................. 13

ARTICLE X.................................................................... 13

  ADMINISTRATION............................................................. 13
    10.1   Plan Administration............................................... 13
    10.2   Administrator..................................................... 13
    10.3   Claims Procedures................................................. 14

ARTICLE XI................................................................... 14

  GENERAL PROVISIONS......................................................... 14
    11.1   No Assignment..................................................... 14
    11.2   No Employment Rights.............................................. 15
    11.3   Incompetence...................................................... 15
    11.4   Identity.......................................................... 15
    11.5   Other Benefits.................................................... 15
    11.6   No Liability...................................................... 15
    11.7   Expenses.......................................................... 16
    11.8   Amendment and Termination......................................... 16
    11.9   Company Determinations............................................ 16
    11.10  Construction...................................................... 16
    11.11  Governing Law..................................................... 16
    11.12  Severability...................................................... 17
    11.13  Headings.......................................................... 17
    11.14  Approval of IRS................................................... 17
    11.15  Disclaimer........................................................ 17

                                                                              ii
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                                      AMB
                    NONQUALIFIED DEFERRED COMPENSATION PLAN

          WHEREAS, AMB Property Corporation, a Maryland Corporation and AMB Investment Management, Inc., a Maryland Corporation, (collectively the "Company") wishes to establish a program that will enable it to attract and retain key Employees; and the Company wishes to provide supplemental retirement and tax benefits for a select group of management or highly compensated
Employees:

          NOW, THEREFORE, the Company hereby adopts the AMB Property Corporation Nonqualified Deferred Compensation Plan through its execution of the annexed Adoption Agreement.

                                   ARTICLE I
                                  DEFINITIONS

          1.1 DEFINITIONS. The following terms have the meanings set forth herein, unless the context otherwise requires:

                    ACCOUNT. The bookkeeping account established for each Participant as provided in Section 6.1 hereof. The term includes Education Accounts, Fixed Date Accounts and Retirement Accounts to the extent permitted under the Adoption Agreement, unless the context otherwise requires.


                    ADMINISTRATOR. The person, persons, or entity designated in the Adoption Agreement to administer the Plan. If no such person or entity is selected, the Administrator shall be deemed to be the Company.

                    ADOPTION AGREEMENT. The Adoption Agreement for the nonqualified deferred compensation plan executed by the Company to establish the Plan, in the form annexed hereto.

                    BENCHMARK INVESTMENT FUND. The investment fund or funds selected by the Administrator from time to time.

                    BENCHMARK RETURN. The amount of any increase or decrease in the balance of a Participant's Account reflecting the gain or loss, net of any expenses, on the assets deemed invested in each Benchmark Investment Fund by the Participant from time to time.

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          CHANGE OF CONTROL. If the Company has designated a specific definition of "Change of Control" as annexed to its Adoption Agreement, such definition shall apply for purposes of the Plan.

          CLAIMS NOTICE. Defined in Section 10.3 hereof.

          CODE. The Internal Revenue Code of 1986, as amended.

          COMPANY. AMB Property Corporation, a Maryland corporation and AMB Investment Management, Inc., a Maryland Corporation.

          COMPANY ACCOUNT. The account established by the Company for the purpose of investing the Plan assets.

          COMPANY CONTRIBUTION. A discretionary contribution that is credited to one or more of a Participant's Accounts in accordance with the terms of Section
4.3 hereof and the Adoption Agreement.

          COMPENSATION. Compensation shall have the meaning specified in the Adoption Agreement.

          COMPENSATION DEFERRALS. The portion of Compensation that a Participant elects to defer in accordance with Section 4.1 hereof.

          EDUCATION ACCOUNT. An Account established for a Participant with distribution to be made when the Participant incurs expenses associated with college, post-graduate or professional education, with the timing of distribution from such Account based upon the age of a specifically designated person.

          EFFECTIVE DATE. The date specified by the Company in the Adoption Agreement as the date the Plan becomes effective.

          ELIGIBLE EMPLOYEE. An Employee of the Company who satisfies the eligibility requirements specified in the Adoption Agreement.

          EMPLOYEE. Any person employed by the Company or any subsidiary.

          ERISA. Employee Retirement Income Security Act of 1974, as amended.

          FIXED DATE ACCOUNT. An Account established for a Participant with distributions to be made on a date certain determined in accordance with the Adoption.

Agreement.

     MATCHING CONTRIBUTION. A contribution that is credited to one or more of a Participant's Accounts in accordance with the terms of Section 4.2 hereof and the Adoption Agreement.

     PARTICIPANT. An Eligible Employee who has submitted a Participation Election Form agreeing to participate in the Plan and whose Account has not been fully paid out.

     PARTICIPATION ELECTION FORM. The Separate written agreement, submitted to the Administrator, by which an Eligible Employee agrees to participate in the Plan and indicates all necessary information to establish the Account(s) for such Eligible Employee as a Participant under the Plan, including, but not limited to, the amount of Compensation Deferral, and the designation of his or her Account(s) as Education, Retirement or Fixed Date.

     PLAN. This AMB Nonqualified Deferred Compensation Plan.

     PLAN YEAR. The twelve (12) consecutive month period designated by the Company in the Adoption Agreement.

     RETIREMENT ACCOUNT. An Account established for a Participant from which distributions are to be made following retirement in accordance with the Adoption Agreement.

     SUBSIDIARY. (I) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by either AMB Property Corporation or AMB Investment Management, Inc. or by one of more Subsidiaries or by either AMB Property Corporation or AMB Investment Management, Inc. and one or more Subsidiaries, (II) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by either AMB Property Corporation or AMB Investment Management, Inc. or by one or more Subsidiaries or by either AMB Property Corporation or AMB Investment Management, Inc. and one or more Subsidiaries and (III) any other entity not described in clauses (I) or (II) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by either AMB Property Corporation or AMB Investment Management, Inc. or by one or more other Subsidiaries or by either AMB Property Corporation or AMB Investment Management, Inc. and one or more subsidiaries.

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     TOTAL AND PERMANENT DISABILITY.  Any medically determinable physical or mental disorder that renders a Participant incapable of continuing employment with the Company and is expected to continue for the remainder of a Participant's life.

     TRUST. The trust established pursuant to that certain Trust Agreement dated as of July 1, 1999, between the Company and the Trustee under which the assets of the Plan are held, administered and managed.

     TRUSTEE. The Trustee designated in the Trust Agreement, including any and all successor trustees to the Trust.

     UNFORSEEABLE EMERGENCY. Defined in Section 7.3 hereof, and subject to interpretation in accordance with regulations governing such definition promulgated under the Code.

     YEARS OF PLAN SERVICE.  Defined in Section 5.1(a)(3) hereof.

     YEARS OF SERVICE.  Defined in Section 5.1(a)(2) hereof.

     1.2 TERMS. Capitalized terms shall have meanings as defined herein. Singular nouns shall be read as plural, and masculine pronouns shall be read as feminine, and vice versa, where appropriate.


                                   ARTICLE II
                                    PURPOSE

     2.1 PURPOSE. The purpose of this Plan is to provide key Employees supplemental retirement and tax benefits through the deferral of compensation. The Plan is intended to be a "plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and shall be interpreted and administered to the extent possible in a manner consistent with that intent.

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                                  ARTICLE III
                                 Participation
                                 -------------

     3.1 COMMENCEMENT OF PARTICIPATION. Each Eligible Employee shall become a Participant at the earlier of the date on which his or her Participation Election Form first becomes effective or the date on which a Company Contribution is first credited to his or her Account.

     3.2 CONTINUATION OF PARTICIPATION. Each Eligible Employee shall remain a Participant hereunder until all amounts credited to his or her Account are distributed in full. No Compensation Deferrals are permitted in any Plan Year in which an Employee no longer satisfies the criteria for eligibility set forth in the Adoption Agreement.


                                   ARTICLE IV
                                 Contributions
                                 -------------

     4.1  COMPENSATION DEFERRALS.

          (a) The Company shall credit to the Account of a Participant an amount equal to the amount designated in the Participant's Participation Election Form for that Plan Year. Such amounts shall not be made available to such Participant, except as provided in ARTICLE VII hereof, and, as Compensation Deferrals, shall reduce such Participant's Compensation from the Company in accordance with the provisions of the applicable Participation Election Form; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company as provided in ARTICLE IX hereof.

          (b) Each Eligible Employee shall deliver a Participation Election Form to the Company before any Compensation Deferrals can become effective. Such Participation Election Form shall be void with respect to any Compensation Deferral unless submitted before the beginning of the calendar year during which the amount to be deferred will be earned; provided, however, that in the year in which the Plan is first adopted or an Employee is first eligible to participate, such Participation Election Form shall be filed within thirty (30) days of the date on which the Plan is adopted or the date on which an Employee is first eligible to participate, respectively, with respect to Compensation earned during the remainder of the calendar year.

          (c) The Participation Election Form shall, subject to the limitations set forth in this Section 4.1, designate the amount of Compensation deferred by each Participant, the beneficiary or beneficiaries of the Participant and such other items as the

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Administrator may prescribe. Such designations shall remain effective unless amended as provided in subsection (d), below.

     (d) A Participant may amend his or her Participation Election Form from time to time; provided, however, that any amendment to the amount of a Participant's Compensation Deferrals shall comply with the provisions of subsection (b), above.

4.2 MATCHING CONTRIBUTIONS. The Company shall also credit to the Account of each Participant who makes Compensation Deferrals a Matching Contribution in an amount equal to the amount specified in the Adoption Agreement. The Company shall contribute to the Trust for the Participant's benefit the amount of such Matching Contributions in accordance with the Adoption Agreement and this Plan.

4.3 COMPANY CONTRIBUTION. The Company may from time to time make a discretionary contribution to the Account of a Participant. The Company shall contribute to the Trust for the Participant's benefit the amount of such Company Contributions in accordance with the Adoption Agreement and this Plan.

4.4  TIME AND FORM OF CONTRIBUTIONS.

          (a) Compensation Deferrals and Matching Contributions shall be transferred to the Trust as soon as administratively feasible for the Company following the close of the period selected in the Adoption Agreement. The Company shall also provide at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

          (b) Company Contributions shall be transferred to the Trust at such time as the Company shall determine. The Company shall also transmit at that time any necessary instructions regarding the allocation of such amounts among the Accounts of Participants.

          (c) All Compensation Deferrals, Matching Contributions and Company Contributions to the Trust shall be made in the form of cash, cash equivalents of U.S. currency or other property acceptable to the Trustee.

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                                   ARTICLE V

                                    VESTING

     5.1  VESTING.

          (a) (1) Except as otherwise provided herein, a Participant shall have a vested right to the portion of his or her Account attributable to Compensation Deferrals and any Benchmark Returns on such Compensation Deferrals. Except as otherwise provided herein, Matching Contributions and Company Contributions, and any amounts attributable to Benchmark Returns on such contributions, shall vest in accordance with the provisions set forth in the Adoption Agreement; provided, however, that all such amounts shall be subject to the rights of the general creditors of the Company as provided in ARTICLE IX hereof.

               (2) For purposes of this ARTICLE, a Participant's "Years of Service" shall be determined by the twelve (12) month period (as defined in the Adoption Agreement) of his or her employment with the Company.

               (3) For purposes of this ARTICLE, a Participant's "Years of Plan Service" shall include Plan Years specified in the Adoption Agreement during which the Participant continues his or her employment with the Company for the entire Plan Year.

          (b) If elected by the Company in the Adoption Agreement, then, notwithstanding Section 5.1 hereof, a Participant who attains the age specified in the Adoption Agreement shall be fully vested in amounts credited to his or her Account, regardless of his or her Years of Service or Years of Plan Service.

          (c) If elected by the Company in the Adoption Agreement, a Participant who has a termination of employment due to Total and Permanent Disability shall be fully vested in the amounts credited to his or her Account regardless of his or her Years of Service or Years of Plan Service.

          (d) If elected by the Company in the Adoption Agreement, a Participant shall be fully vested in the amounts credited to his or her Account upon a Change of Control, regardless of his or her Years of Service or Years of Plan Service.

          (e) If elected by the Company in the Adoption Agreement, a Participant shall be fully vested in the amounts credited to his or her Account upon such Participant's death, regardless of his or her Years of Service or Years of Plan Service.

          (f) Any amounts credited to a Participant's Account that are not vested at the time of his or her termination of employment with the Company shall be forfeited as provided in Section 6.3 hereof.


                                   ARTICLE VI
                                    Accounts
                                    --------

     6.1  Accounts
          --------

          (a) The Administrator shall establish and maintain a bookkeeping Account in the name of each Participant. The Administrator may also establish any subaccounts that it feels may be appropriate, including designation of a portion of a Participant Account as of Fixed Date, Education or Retirement Account.

          (b) Each Participant's Account shall be credited with Compensation Deferrals, any Matching Contributions allocable thereto, any Company Contributions and any amounts attributable to Benchmark Returns. Each Participant's Account shall be reduced by any gross amounts distributed from the Account pursuant to ARTICLE VII hereof and any other appropriate adjustments. Such adjustments shall be made as frequently as is administratively feasible.

     6.2  Benchmark Investment Elections.
          -------------------------------

          (a) The Administrator shall from time to time select types of Benchmark Investment Funds and specific Benchmark Investment Funds for deemed investment designation by Participants with respect to Accounts. The Administrator shall notify the Participants of the types of Benchmark Investment Funds and the specific Benchmark Investment Funds selected from time to time. On the Participation Election Form, the Participant shall designate the specific Benchmark Investment Funds in which the Account of the Participant will be deemed to be invested in for purposes of determining the Benchmark Return to be credited to the Account. In making the designation, the Participant may specify that all or any percentage of his/her Account be deemed to be invested in one or more of the available types of Benchmark Investment Funds. The minimum percentage allocation to any one Benchmark Investment Fund shall be 5%. Changes may be made to allocations at any time during the Plan Year, up to a maximum of six (6) changes per Participant per Plan Year.

          (b) Trust assets shall be invested as provided in the Trust Agreement.

     6.3  Forfeitures. Any forfeitures from a Participant's Account may
          ------------
be used to reduce succeeding Matching Contributions, Company Contributions or, if applicable, administrative expenses and trustee fees and expenses, until such forfeitures have been entirely so applied.

                                  ARTICLE VII
                                 DISTRIBUTIONS

          7.1       DISTRIBUTION ELECTION.

                    (a) Each Participant shall designate in his or her Participation Election Form the manner in which payments shall be made from the choices available under Section 7.2 hereof and the date on which payment shall begin as provided in Section 7.3 hereof. Such designation shall apply to all amounts distributed from such Participant's Account.

                    (b)  A Participant may modify the election made under
Section 7.1(a) by submitting to the Administrator a completed and executed form provided for such purpose, provided, however, that such change shall not be given any effect unless a full calendar year passes between the calendar year in which such election form is submitted and the calendar year in which the distribution date designated in such form occurs.

          7.2       PAYMENT OPTIONS.

                    (a) Unless otherwise provided in Section 7.3, benefits shall be payable in accordance with the election made by the Participant in his or her Participation Election Form in one of the following forms:

                         (i)       in a lump-sum payment; or

                         (ii)      in annual installments over a period of four
                                   (4) years; payable in January of each year;
                                   or

                         (iii)     in annual installments over a period of five
                                   (5) years, payable in January of each year;
                                   or

                         (iv)      in annual installments over a period of ten
                                   (10) years, payable in January of each year.

                    (b) The Company from time to time will determine which payment options will be available under the Education Account, Fixed Date Account and Retirement Account.

     7.3  COMMENCEMENT OF PAYMENT.

          (a) Except as otherwise provided herein, payments to a Participant shall commence in the January immediately after the calendar year in which the Participant has satisfied the criteria set forth in the Adoption Agreement for a distribution hereunder.

          (b) If the Company has elected this option in the Adoption Agreement, the Administrator may permit an early distribution of part or all of any deferred amounts; provided, however, that such distribution shall be made only if the Administrator, in its sole discretion, determines that the Participant has experienced an "unforeseeable emergency" if early distribution were not permitted. "Unforeseeable emergency" shall mean any severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseen circumstances arising as a result of events beyond the control of the Participant. Any distribution pursuant to this provision is limited to the amount necessary to meet the emergency, and any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution. The distribution may not exceed the then vested portion of the Participant's Account. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise; (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or (iii) by cessation of deferrals under the Plan. Furthermore, examples of events that would not be considered unforeseeable emergencies include the need to send a Participant's child to college or the desire to purchase a home.

          (c) Upon the death of a Participant, all vested amounts shall be paid in a lump sum, as soon as administratively feasible, to his or her beneficiary or beneficiaries, as determined in accordance with ARTICLE VIII hereof.

          (d) Upon a Change of Control as defined in the Adoption Agreement, all vested amounts shall be paid in a lump sum, as soon as administratively feasible, to the Participant.

          (e) Upon a determination of a Participant's Total and Permanent Disability, all vested amounts shall be paid in a lump sum, as soon as administratively feasible, to the Participant.

          (f) Upon termination of employment for any reason other than attaining retirement (as defined in the Adoption Agreement), a Change of Control, Total and Permanent Disability or death, all vested amounts shall be paid in a lump sum, as soon as administratively feasible, to the Participant.

     7.4 EFFECT OF EARLY DISTRIBUTION. If the Company has so indicated in the Adoption Agreement, if a Participant elects to receive a distribution of vested amounts in his or her Account on a date prior to that established under the Plan, including the Adoption Agreement and the Participant's Participation Election Form, the amount distributed shall equal that percentage (established by the Company in the Adoption Agreement) of the Participant's vested amounts and the balance shall be treated as forfeited by the Participant.

     7.5 CHANGES AFFECTING AN EDUCATION ACCOUNT. In the event of the death of the individual whose age is used for purposes of the timing of a distribution from an Education Account, the Education Account associated with the deceased person shall be treated for all purposes as a Retirement Account of the Participant under the Plan.


                                  ARTICLE VIII

                                 BENEFICIARIES

     8.1 BENEFICIARIES. Each Participant may from time to time designate one or more persons (who may be any one or more members of such person's family or other persons, administrators, trusts, foundations or other entities) as his or her beneficiary under the Plan. Such designation shall be made on a form prescribed by the Administrator. Each Participant may at any time and from time to time, change any previous beneficiary designation, without notice to or consent of any previously designated beneficiary, by amending his or her previous designation on a form prescribed by the Administrator. If the beneficiary does not survive the Participant (or is otherwise unavailable to receive payment) or if no beneficiary is validly designated, then the amounts payable under this Plan shall be paid to the Participant's surviving spouse, if any, and if no, to his or her surviving issue per stirpes, if any, and, if none, to his or her estate and such person shall be deemed to be a beneficiary hereunder. (For purposes of this ARTICLE, a per stirpes distribution to surviving issue means a distribution to such issue as representatives of the branches of the descendants of such Employee; equal shares are allotted for each living child and for the descendants as a group of each deceased child of the deceased Employee). If more than one person is the beneficiary of a deceased account, each such person shall receive a pro rata share of any death benefit payable unless otherwise designated on the applicable form. If a beneficiary who is receiving benefits dies, all benefits that were payable to such beneficiary shall then be payable to the estate of that beneficiary.

     8.2  LOST BENEFICIARY

          (a) All Participants and beneficiaries shall have the obligation to keep the Administrator informed of their current address until such time as all benefits due have been paid.

          (b) If a Participant or beneficiary cannot be located by the Administrator exercising due diligence, then, in its sole discretion, the Administrator may presume that the Participant or beneficiary is deceased for purposes of the Plan and all unpaid amounts (net of due diligence expenses) owed to the Participant or beneficiary shall be paid accordingly or, if a beneficiary cannot be so located, then such amounts may be forfeited in accordance with Section 6.3 hereof. Any such presumption of death shall be final, conclusive and binding on all parties.

     8.3 INDIVIDUALS DESIGNATED IN CONNECTION WITH EDUCATION ACCOUNTS. In establishing an Education Account, a Participant shall name a specific living person whose age shall trigger distribution of amounts in such Education Account. The distribution shall be made to the Participant, not the person so designated.

     8.4 ENFORCEABILITY OF BENEFICIARY DESIGNATIONS. Any beneficiary designation form is only a generalized, suggested form. At the time of the Participant's death and under the laws of the jurisdiction applicable to the Participant at the time of death, the form may not be considered legally effective to transfer the amounts from the Participant's Account(s) to the beneficiary so designated.


                                   ARTICLE IX
                                    FUNDING

     9.1 PROHIBITION AGAINST FUNDING. Should any investment be acquired in connection with the liabilities assumed under this Plan, it is expressly understood and agreed that the Participants and beneficiaries shall not have any right with respect to, or claim against, such assets nor shall any such purchase be construed to create a trust of any kind or a fiduciary relationship between the Company and the Participants, their beneficiaries or any other person. Any such assets (including any amounts deferred by a Participant or contributed by the Company pursuant to ARTICLE IV hereof) shall be and remain a part of the general, unpledged, unrestricted assets of the Company, subject to the claims of its general creditors. Each Participant and beneficiary shall be required to look to the provisions of this Plan and to the Company itself for enforcement of any and all benefits due under this Plan, and to the extent any such person acquires a right to receive payment under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. The Company (or the Trust, if any) shall be designated owner and beneficiary of investments acquired in connection with the Company's obligations under this Plan.

     9.2 DEPOSITS IN TRUST. Subject to Section 9.1, and notwithstanding any other provision of this Plan to the contrary, the Company may deposit into the Trust any amounts it deems appropriate to pay the benefits under this Plan. The amounts so deposited may include all Compensation Deferrals made pursuant to a Participation Election Form by a Participant, any Company Contributions and any Matching Contributions. Notwithstanding deposit of assets into a Trust, the Company reserves the right at any time and from time to time to pay benefits to Plan Participants or their beneficiaries in whole or in part from sources other than the Trust.

     9.3 WITHHOLDING OF EMPLOYEE CONTRIBUTIONS. The Administrator is authorized to make any and all necessary arrangements with the Company in order to withhold the Participant's Compensation Deferrals under Section 4.1 hereof from his or her pay. The Administrator shall determine the amount and timing of such withholding.

                                   ARTICLE X
                                 ADMINISTRATION

     10.1 PLAN ADMINISTRATION. The Administrator shall have complete control and authority to determine the rights and benefits and all claims arising under the Plan of any Participant, beneficiary, deceased Participant, or other person claiming to have any interest under the Plan. When making a determination or calculation, the Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Company or the Trustee, if applicable. The Administrator shall have the responsibility for complying with any applicable reporting and disclosure requirements of ERISA.

     10.2 ADMINISTRATOR.

          (a) The Administrator is expressly empowered to limit the amount of Compensation that may be deferred; to deposit amounts into trust in accordance with Section 9.2 hereof and the Adoption Agreement; to interpret the Plan, and to determine all questions arising in the administration, interpretation and application of the Plan; to employ actuaries, accountants, counsel, and other persons it deems necessary in connection with the administration of the Plan; and to take all other necessary and proper actions to fulfill its duties as Administrator.

               (b) The Administrator shall not be liable for any actions by it hereunder, unless due to its own gross negligence, willful misconduct or lack of good faith.

     10.3      CLAIMS PROCEDURES.

               (a) In the event a Participant requests payment hereunder and the Administrator has determined that the Participant is not entitled to all or some portion of such payment, the Administrator shall, within 60 days following receipt of such request from the Participant, provide to the Participant a written statement (a "Claims Notice"), stating the specific reason or reasons for such denial. The Claims Notice shall also refer to the Plan provision on which such denial is based, and, where appropriate, an explanation of what the Participant may do to perfect his or her claim. In addition, the Participant shall be furnished with an explanation of the Plan's claims review procedures.

               (b) Any Participant who has been denied a benefit by a decision of the Administrator pursuant to Section 10.3(a) shall be entitled to request that the Administrator give further consideration to his or her claim by filing with the Administrator a request for a hearing, together with a written statement of the reasons why the Participant believes his claim should be paid and any documents pertinent to such consideration. Such materials shall be filed with the Administrator no later than 60 days after receipt by the Participant of the Claims Notice. The Administrator will notify the Participant of the hearing date, time and location, and give the Participant and his or her representative the opportunity to review all documents in the possession of the Administrator that are pertinent to the denial of the Participant's claim. The Participant shall be responsible for all expenses incurred in connection with this review process. A final decision shall be rendered in writing with respect to the claim no later than 60 days following the hearing and shall set forth the reasons for the disposition and specific references to Plan provisions on which the decision is based.

                                   ARTICLE XI
                               GENERAL PROVISIONS

     11.1 NO ASSIGNMENT. Benefits or payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, garnishment or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall not be valid, nor shall any such benefit or payment be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of any Participant or beneficiary, or any other person entitled to such benefit or payment pursuant to the terms of this Plan, except to such extent as may be required by law. If any Participant or beneficiary or any other person entitled to a benefit or payment pursuant to the terms of this Plan becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit or payment under this Plan, in whole or in part, or if any attempt is made to subject any such benefit or payment, in whole or in part, to the debts, contracts, liabilities, engagements or torts of the Participant or beneficiary or any other person entitled to any such benefit or payment pursuant to the terms of this Plan, then such benefit or payment, in the discretion of the Administrator, shall cease and terminate with respect to such Participant or beneficiary, or any other such person.

     11.2 NO EMPLOYMENT RIGHTS. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Company, or give a Participant or beneficiary, or any other person, any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted.

     11.3 INCOMPETENCE. If the Administrator determines that any person to whom a benefit is payable under this Plan is incompetent by reason of physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Administrator or the Company to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the liabilities of the Company, the Administrator and the Trustee.

     11.4 IDENTITY. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount or time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Company, the Administrator, and the Trust incident to such proceeding or litigation will be deemed a distribution from the Account pursuant to ARTICLE VII hereof and will be deducted from the balance in the Account of the affected Participant.

     11.5 OTHER BENEFITS. The benefits of each Participant or beneficiary hereunder shall be in addition to any benefits paid or payable to or on account of the Participant or beneficiary under any other pension, disability, annuity or retirement plan or policy whatsoever.

     11.6 NO LIABILITY. No liability shall attach to or be incurred by the Company, the Trustee or any Administrator under or by reason of the terms, conditions and provisions contained in this Plan, or for the acts or decisions taken or made thereunder or in connection therewith; and as a condition precedent to the establishment of this Plan or the receipt of benefits thereunder, or both, such liability, if any, is expressly waived and released by each Participant and by any and all persons claiming under or through any Participant or any other person. Such waiver and release shall be conclusively evidenced by any act or participation in or the acceptance of benefits or the making of any election under this Plan.

     11.7 EXPENSES. Except as otherwise provided herein or in the Adoption Agreement, all expenses incurred in the administration of the Plan, whether incurred by the Company or the Plan, shall be paid by the Company. Any investment-related expenses shall be charged directly to the Account for which such investments were made.

     11.8 AMENDMENT AND TERMINATION.

          (a) Except as otherwise provided in this section, the Company shall have the sole authority to modify, amend or terminate this Plan; provided, however, that any modification or termination of this Plan shall not reduce, alter or impair, without the consent of a Participant, a Participant's right to any amounts already credited to his or her Account on the day before the effective date of such modification or termination; provided further, however, that if the Company makes any modification or amendment that is not permitted under the terms of the Adoption Agreement, the Company will no longer be considered to have adopted this Plan. Following such termination, payment of such credited amounts may be made in a single-sum payment if the Company so designates. Any such decision to pay in a single lump sum shall apply to all Participants.

          (b) The Company reserves the right to make any modification or amendment to the Plan or the Adoption Agreement that it deems necessary to comply with any requirements of law or to insure favorable tax treatment under the Plan.

     11.9 COMPANY DETERMINATIONS. Any determinations, actions or decisions of the Company (including, but not limited to, Plan amendments and Plan termination) shall be made by the board of directors of the Company in accordance with its established procedures or by such other individuals, groups or organizations that have been properly delegated by the board of directors to make such determination or decision.

     11.10 CONSTRUCTION. All questions of interpretation, construction or application arising under or concerning the terms of this Plan shall be decided by the Administrator, in its sole and final discretion, whose decision shall be final, binding and conclusive upon all persons.

     11.11 GOVERNING LAW. This Plan shall be governed by, construed and administered in accordance with the applicable provisions of ERISA and any other applicable federal law, provided, however, that to the extent not preempted by federal law this Plan shall be governed by construed and administered under the laws of the State of California, other than its laws respecting choice of law.

     11.12 SEVERABILITY. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provision of this Plan and this Plan shall be construed and enforced as if such provision had not been included therein. If the inclusion of any Employee (or Employees) as a Participant under this Plan would cause the Plan to fail to comply with the requirements of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, then the Plan shall be severed with respect to such Employee or Employees, who shall be considered to be participating in a separate arrangement.

     11.13 HEADINGS. The ARTICLE headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

     11.14 APPROVAL OF IRS. If the Company seeks a private letter ruling from the Internal Revenue Service and the Internal Revenue Service does not issue a ruling acceptable to the Company regarding the Plan, then the Plan (and the Trust, if applicable), at the election of the Company, shall be void ab initio and all Compensation Deferrals shall be returned to the Employees who made such contributions and all Company Contributions and Matching Contributions shall be returned to the Company.

     11.15 DISCLAIMER. NEITHER SMITH BARNEY INC. NOR ANY OF ITS SUBSIDIARIES, AFFILIATES OR EMPLOYEES CAN PROVIDE ANY ASSURANCES AS TO THE TAX CONSEQUENCES THAT MAY BE OBTAINED FOR THE COMPANY OR ANY PARTICULAR PARTICIPANT, NOR DOES IT ASSUME ANY LEGAL RESPONSIBILITY IN THIS REGARD. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS CONSULTED ITS OWN TAX ADVISER AND LEGAL COUNSEL REGARDING BOTH THE LEGAL AND TAX CONSEQUENCES OF ENTERING INTO THIS PLAN, AND IS THEREFORE RESPONSIBLE FOR MAKING ANY DECISIONS AS TO FILINGS UNDER THE CODE OR ERISA THAT MAY BE REQUIRED IN CONNECTION HEREWITH.

                                    Appendix
                        Definition of Change of Control


A "Change in Control" shall be deemed to occur if (i) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or the Company disposes of more than fifty percent (50%) of its interest in AMB Property, L.P.; (ii) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; (iii) during any period of two (2) consecutive years (not including any period prior to the date of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clauses (i), (ii) or (iv)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or (iv) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) where more than fifty percent (50%) of the directors of the Company or the surviving entity after such merger or consolidation were directors of the Company immediately before such merger or consolidation.